                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

--------------------------------------------------------------------------------
                               TIB FINANCIAL CORP.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
                                 EDWARD V. LETT
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          ---------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

      5)  Total fee paid:

          ---------------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        -----------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------
     3) Filing Party:

        -----------------------------------------------------------------------

     4) Date Filed:

        -----------------------------------------------------------------------

                               TIB FINANCIAL CORP.




                                                                  April 20, 1999




TO THE SHAREHOLDERS OF
TIB FINANCIAL CORP.

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of TIB Financial Corp. which will be held at Cheeca Lodge, MM 82, Islamorada, Florida on Tuesday, May 25, 1999 beginning at 3:00 p.m. The social hour begins at 2:00 p.m.

         At the 1999 Annual Meeting you will be asked to consider and vote upon the election of four directors to serve until the Annual Meeting of Shareholders in 2002. Shareholders also will consider and vote upon such other or further business as may properly come before the 1999 Annual Meeting and any adjournment or postponement thereof.

         We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to American Stock Transfer & Trust Company. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person.

         We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us at
(305) 451-4660, ext. 118.

                                                   Sincerely,


                                                   /s/ James R. Lawson, III

                                                   James R. Lawson, III
                                                   Chairman of the Board

                               TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 1999

                                -----------------

To:      The Shareholders of TIB Financial Corp.

         The Annual Meeting of Shareholders (the "Annual Meeting") of TIB Financial Corp. (the "Company") will be held at Cheeca Lodge, MM 82, Islamorada, Florida, on Tuesday, May 25, 1999, at 3:00 p.m. for the purpose of acting upon the following matters:

         1. To elect four members to the Board of Directors to serve three-year terms expiring in 2002. (Proposal 1).

         2. To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1999 (Proposal 2).

         3. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has set March 31, 1999, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE BY THE INTERNET. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                        By Order of the Board of Directors

                                        /s/ James R. Lawson, III

April 20, 1999                          James R. Lawson, III, Chairman

                               TIB FINANCIAL CORP.
                          THE BANK HOLDING COMPANY FOR
                              TIB BANK OF THE KEYS


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 1999



                          PROXY SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of TIB Financial Corp. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

         The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have the holder's shares voted by Proxy, even if the holder attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All properly executed written proxies and all properly completed proxies voted by telephone or by the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in the Proxy. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the Proposals described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed Proxy are being mailed to, the Company's shareholders on or about April 20, 1999.

         The Company is a bank holding company organized in February 1996, under the laws of the State of Florida. The Company's subsidiaries, TIB Bank of the Keys (the "Bank"), commenced its commercial banking operations in Islamorada, Florida in 1974, and TIB Software and Services, Inc. was formed in 1997.

RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has set March 31, 1999, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 4,376,695 shares of common stock of the Company issued and outstanding.

QUORUM AND VOTING RIGHTS

         A quorum for the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, present in person or represented by Proxy.

         Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. All matters to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares of the common stock of the Company present in person or represented by Proxy.

SOLICITATION OF PROXIES

         In addition to this solicitation by mail, the officers and employees of the Company and the Bank, without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THEIR COMMITTEES

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three-year terms and, as a general rule, the shareholders of the Company elect one class annually. The Board of Directors of the Company presently consists of 10 members who also serve as directors of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as the sole shareholder of the Bank.

         The Board of Directors has nominated four persons for election as directors of the Company to serve three-year terms which will expire at the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified. The terms of the other six incumbent directors will continue as indicated below. All the nominees are presently directors of the Company.

         It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2002

         The following sets forth the name, age and principal occupation of the four nominees for election as directors to three-year terms.

Name                      Age       Principal Occupation
----                      ---       --------------------
Edward V. Lett            53        EDWARD V. LETT has been the President and
                                    Chief Executive Officer of the Bank since
                                    January 6, 1996, and has served as a
                                    director since 1992. Prior to becoming
                                    President, Mr. Lett served as Executive Vice
                                    President and Chief Operating Officer of the
                                    Bank since joining the Bank in November,
                                    1991. Prior to joining the Bank, Mr. Lett
                                    had served as Executive Vice President and
                                    Chief Operating Officer of American National
                                    Bank of Florida. Mr. Lett has been the
                                    President and Chief Executive Officer of the
                                    Company since its inception.

Scott A. Marr             44        SCOTT A. MARR has been the General Manager
                                    and a Partner of Marina-Del Mar Resorts,
                                    which consists of two hotels in Key Largo,
                                    Florida, for more than five years. Mr. Marr
                                    has served on the Bank's Board since 1994.

Derek D. Martin-Vegue     52        DEREK D. MARTIN-VEGUE has been the President
                                    of Keys Insurance Agency of Monroe County,
                                    Inc. for more than five years. Mr.
                                    Martin-Vegue has served on the Bank's Board
                                    since 1995.

Joseph H. Roth, Jr.       52        JOSEPH H. ROTH, JR., C.H.A. is a partner in
                                    the Holiday Isle Resorts group of four
                                    hotels in the Upper Keys. He is a founding
                                    partner in Little Palm Island Resort. He is
                                    a partner in Ocean Key House Resort in Key
                                    West. He is also partner in the Hotel Grove
                                    Isle and Marine located in Coconut Grove,
                                    Florida. Mr. Roth serves on the Board of
                                    Directors of Noble House Hotels and Resorts,
                                    Seattle, Washington, The Florida Hospitality
                                    Industry Association, and the South Florida
                                    Chapter of the American Cancer Society. Mr.
                                    Roth has served on the Bank's Board since
                                    1983.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2000

Name                      Age       Principal Occupation
----                      ---       --------------------
Marvin F. Schindler       55        MARVIN F. SCHINDLER is the owner and
                                    operator of Florida Keys Truss Company. Mr.
                                    Schindler is retired from the U.S. Army. Mr.
                                    Schindler was elected to the Board of the
                                    Bank at the 1997.

Richard J. Williams       78        RICHARD J. WILLIAMS has been a professional
                                    fishing guide for over 50 years, and has
                                    previously owned and operated the Coral Cove
                                    Resort in Islamorada. Mr. Williams is also
                                    an organizing director of the Bank and, as
                                    such, has served since 1973.

Gretchen K. Holland       56        GRETCHEN K. HOLLAND is the co-owner and
                                    President of Coral Reef Title Company. Ms.
                                    Holland was elected to the Board of
                                    Directors of the Bank in 1998.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2001

Name                      Age       Principal Occupation
----                      ---       --------------------
BG Carter                  56       BG CARTER is the Managing Director of
                                    Independent Mortgage & Finance Company,
                                    which focuses on commercial mortgage

                                    brokerage. He is also the owner of
                                    Westwinds, a twenty-two unit guest house in Key West. A resident of the Keys since 1975,
                                    Mr. Carter has served on the Bank's Board since 1988.

Armando J. Henriquez      64        ARMANDO J. HENRIQUEZ has served as Vice
                                    President of Client Relations of Fringe
                                    Benefits Management Company since September
                                    of 1993. Dr. Henriquez served as a
                                    consultant to the Florida Association of
                                    School Superintendents from January of 1993
                                    until joining Fringe Benefits Management
                                    Company. Dr. Henriquez served as
                                    Superintendent of Schools of Monroe County,
                                    Florida, from January, 1969 to December,
                                    1992. Dr. Henriquez has served on the Bank's
                                    Board since 1993.

James R. Lawson, III      64        JAMES R. LAWSON is now retired. He was the
                                    owner of the Key Largo Shopper, a grocery
                                    store in Key Largo, prior to its sale in
                                    1992. Mr. Lawson has served on the Bank's
                                    Board since 1979.

         With the exception of Mr. Schindler who was elected in February, 1997 and Ms. Holland, who was elected in March, 1998 to fill vacancies on the Board of Directors, all of the Company's directors have served in such capacity since its inception in 1996.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had 11 meetings during the 1998 fiscal year. Each director of the Company attended at least 75% of the board meetings and committee meetings of which such director was a member. The Board of Directors of the Bank had 11 meetings during the 1998 fiscal year. Each director of the Bank attended at least 75% of the total number of board meetings of the Bank.

         The Bank's Board of Directors maintains Asset/Liability, Audit, Executive Loan, Investment, Compensation, Strategic Planning, Budget, Acquisition, Nominating and Scholarship Committees.

         The Bank's Asset/Liability Committee provides management with guidelines for the generation and deployment of funds that will assist in the attainment of the objective of maximizing net interest income within the constraints of optimum earning asset mix, capital adequacy and liability. The

Asset/Liability Committee is currently composed of Messrs. Marr, Roth, Martin-Vegue, Lawson, Lett and Schindler.

         The Bank's Audit Committee reviews the Bank's financial statements and internal accounting policies and controls; recommends independent accountants and reviews with them the scope of their engagement and all material matters relating to financial reporting and accounting procedures of the Bank; reviews loan portfolio audits, with particular attention given to classified loans, loans past due, non-performing loans and trends regarding the same; and reviews reports of examination by regulatory authorities. The Audit Committee is currently composed of Messrs. Marr, Martin-Vegue, Schindler and Lett and Ms. Holland.

         The Bank's Board of Directors at its monthly meeting reviews lending policies and procedures and reports relating to the Bank's loan-portfolio, with particular attention given to such matters as categories of borrowers and concentrations in particular types of loans. The Bank's Executive Loan Committee considers loan requests in excess of $1 million and reviews reports relating to and considers all loans or extensions of credit proposed for any of the Bank's directors or executive officers. The Executive Loan Committee is currently composed of all directors on a rotating basis and several Bank senior loan officers.

         The Bank's Investment Committee reviews the Bank's investment policies, the composition of the Bank's investment portfolio, information relating to the investment activities and portfolio of the Bank and the consistency of the portfolio with the Bank's asset/liability and liquidity policies, with particular attention given to such matters as categories of investments and concentrations, and investment portfolio audit reports, and comments on current investments. The Investment Committee is currently composed of Messrs. Marr, Roth, Martin-Vegue, Lawson, Lett and Schindler.

         The Compensation Committee reviews the performance of the Bank's President and Chief Executive Officer and his review of senior officers. The Compensation Committee makes recommendations to the Board of Directors on compensation levels for Bank officers. The Compensation Committee is composed of Messrs. Carter, Henriquez, Lawson, Lett, Marr, Roth and Schindler.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following lists the executive officers of the Company and certain officers of the Bank, all positions held by them with the Company and the Bank and the periods during which such positions have been held, a brief account of their business experience during the past five years and certain other information including their ages. All officers of both the Company and the Bank are appointed annually at the meetings of the respective Boards of Directors following their election to serve until the annual meeting in the subsequent year and until successors are chosen. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

NAME                                INFORMATION ABOUT EXECUTIVE OFFICERS
----                                ------------------------------------
Edward V. Lett                      See the table above under "Directors."

David P. Johnson                    Mr. Johnson, age 43, is Vice President and
                                    Controller of the Bank since January of
                                    1996. Prior to January 1996, Mr. Johnson
                                    served as Assistant Vice President,
                                    Controller and Investment Officer of the
                                    Bank.

Daniel W. Taylor                    Mr. Taylor, age 52, is an Executive Vice
                                    President of the Bank. Mr. Taylor has been
                                    employed by the Bank since March 1995. From
                                    1993 until joining the Bank, Mr. Taylor was
                                    self employed as a bank consultant. From
                                    1969 to 1993, Mr. Taylor served in several
                                    capacities at First Florida Bank, Tampa,
                                    Florida.

Millard J. Younkers, Jr.            Mr. Younkers, age 55, is an Executive Vice
                                    President of the Bank. Mr. Younkers has been
                                    employed by the Bank since September of
                                    1996. From 1993 until joining the Bank, he
                                    was an officer of Northern Trust Bank of
                                    Florida, Naples, Florida. Prior to 1993, Mr.
                                    Younkers served as Executive Vice President
                                    of the First National Bank of Toms River,
                                    N.J.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following report reflects the Company's compensation policy as endorsed by the Board of Directors and the Compensation Committee. The Compensation Committee submits to the Board of Directors payment amounts and award levels for executive officers of the Company and the Bank.

COMPENSATION COMMITTEE REPORT

         During 1998, the Compensation Committee of the Board of Directors was composed of seven members, six of whom are not officers or employees of the Company or the Bank. The Board of Directors designates the members of this Committee, and its chairman is elected by the Committee members.

COMPENSATION POLICY

         The Company's compensation policy is designed to make changes in total compensation with changes in the value created for the Company's shareholders. The Compensation Committee believes that compensation of executive officers and others should be a result of the Company's operating performance and should be designed to aid the Company in attracting and retaining high-performing executives.

         The objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. At the Company, executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock incentives.

         In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance in the areas of customer service, morale, completed projects, team work and communication, and the relationship of total compensation to the salary market of similarly situated institutions. The decision to increase base pay is determined by the Compensation Committee using performance results measured annually. The Company's general approach to executive compensation is to provide market competitive base salary, and to reward performance through cash bonuses consistent with individual contributions to the Company's financial performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During the last quarter of each year, the Compensation Committee reviews the compensation paid to the Chief Executive Officer of the Bank. Final approval of Chief Executive Officer compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on the Company's profitability, growth and loan quality. The Compensation Committee also considers the Chief Executive Officer's abilities in the areas of leadership and morale, community involvement and communication. Also, utilizing published surveys, databases and other means, the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located from across the nation as well as locally.

         After reviewing the appropriate data, the salary for Edward V. Lett, President and Chief Executive Officer of the Company and the Bank, was increased by $15,800 to $160,000 annually. Based on specific accomplishments and the overall financial performance of the Company including the achievement of above targeted performance goals in 1998, Mr. Lett was awarded a cash bonus award of $14,506.

SUMMARY

         In summary, the Compensation Committee believes that the Company's compensation program is reasonable and competitive with compensation paid by other financial institutions similarly situated. The program is designed to reward strong performance.

                                    BG Carter, Chairman
                                    Dr. Armando J. Henriquez
                                    James R. Lawson, III
                                    Edward V. Lett
                                    Scott A. Marr
                                    Joseph H. Roth, Jr.
                                    Marvin F. Schindler






              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in cumulative shareholder return on the Company's common stock (commencing June 18, 1997, which was the day the Company common stock started trading on the NASDAQ National Market) with the cumulative total return of the NASDAQ stock index and The Carson Medlin Company's Independent Bank Index since June 18, 1997 (assuming a $100 investment on June 18, 1997 and reinvestment of all dividends).





                                     [Graph]













                                     June 18, 1997       1997       1998
                                     -------------       ----       ----
TIB FINANCIAL CORP.                       100             108        91

INDEPENDENT BANK INDEX                    100             125        137

NASDAQ INDEX                              100             110        154


COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         Mr. Lett served as a member of the Compensation Committee in 1998. Mr. Lett is also the President and Chief Executive Officer of the Bank.

EXECUTIVE COMPENSATION

         The Company does not compensate any of its directors or executive officers separately from the compensation they receive from the Bank. The following sets forth certain information concerning compensation during the fiscal years 1998, 1997 and 1996 of the Bank's executive officers whose annual compensation was in excess of $100,000 during 1998 or who served as Chief Executive Officer of the Bank during 1998.

                                                     SUMMARY COMPENSATION TABLE


                                          Annual Compensation                         Long Term
                                          -------------------                        Compensation
                                                                                        Awards
                                                                                        ------
                                                                   Other Annual        Securities          All Other
    Name and Principal       Fiscal                                Compensation        Underlying        Compensation
         Position             Year      Salary ($)    Bonus ($)      ($) (1)           Options (#)          ($) (2)
         --------             ----      ----------    ---------      -------          -----------           ------
Edward V. Lett                1998       $160,000      $ 14,506     $ 10,000                -0-              1,000
President and Chief           1997        144,200        43,819       10,000             30,000              1,000
Executive Officer             1996        137,706        42,000       13,600             12,000              1,365

Daniel W. Taylor              1998       $120,000      $ 15,064          -0-                -0-              1,000
Executive Vice President      1997        121,801        20,000          -0-             25,000              1,000
                              1996        117,433        22,000          -0-             30,000                811

Millard J. Younkers, Jr.      1998       $116,750      $ 24,000          -0-                -0-              1,000
Executive Vice President      1997        104,661        20,000        9,000             25,000                145
                              1996         32,150           -0-          -0-             15,000                  0

(1) Includes (i) quarterly retainer for attending Board of Directors meetings paid to Mr. Lett and (ii) amounts paid to Mr. Younkers as a housing allowance. Compensation does not include any other perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.
(2) The reported amount consists of matching contributions to the Bank's 401(k) and Employee Stock Ownership Plan.

         The following table sets forth information with respect to the above named executives concerning stock options exercised in the last fiscal year and the number and value of unexercised options held as of December 31, 1998.

                       AGGREGATE OPTION EXERCISES IN 1998
                       AND DECEMBER 31, 1998 OPTION VALUES


                                                               Number of Securities                  Value of
                                                              Underlying Unexercised          Unexercised In-the-Money
                                                                Options at 12/31/98           Options at 12/31/98 (1)
                                                             ------------------------       --------------------------
                               Shares
                              Acquired         Value
           Name              on Exercise    Realized (1)     Exercisable  Unexercisable      Exercisable   Unexercisable
           ----              -----------    ------------     -----------  -------------      -----------   -------------
Edward V. Lett                   -0-            -0-             28,800        85,200           $135,295      $293,305

Daniel W. Taylor                 -0-            -0-             19,000        46,500           $ 73,750      $ 64,000

Millard J. Younkers, Jr.         -0-            -0-              5,500        34,500           $  6,000      $ 24,000

(1) Market value of underlying shares at exercise or year-end, minus the exercise price.

EMPLOYMENT AGREEMENTS

         The Bank and Edward V. Lett, the President and Chief Executive Officer of the Company and the Bank, are parties to an "Executive Employment Agreement" (the "Agreement"). Under the Agreement, Mr. Lett receives a base salary of $160,000 per year. The Bank may increase Mr. Lett's salary annually based on Mr. Lett's performance. The Agreement provides that Mr. Lett will be employed by the Bank on an "at-will" basis, unless and until there is a change of ownership control of the Bank. The Agreement provides that in the event there is a change of ownership control of the Bank, Mr. Lett will no longer be an at-will employee and the Agreement will become an employment agreement for a term of 24 months on the effective date of the change in ownership control. Under the Agreement, change of ownership control means the acquisition by a person or other legal entity (or person acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of 51 % or more of the voting securities of the Bank or any lesser percentage if the Board of Directors of the Bank, the Federal Deposit Insurance Corporation or the Federal Reserve System makes a determination that such acquisition constitutes or will constitute control of the Bank. Mr. Lett's salary cannot be reduced for any reason during this 24 month term, unless the Agreement is terminated due to death or incapacity of Mr. Lett or for "cause". The Agreement further provides that Mr. Lett will be entitled to a credit for all years of service with the Bank (i.e., all years prior to the change in ownership control, plus the greater of 24 months or the actual period of employment after the change in ownership control) in determining eligibility for and benefits from any and all retirement, disability, profit-sharing and other employee benefit programs offered by the Bank. Two other employees of the Bank, Daniel W. Taylor and Millard J. Younkers, Jr. are parties to employment agreements with the Bank. The terms, conditions and benefits under these agreements are the same as described above except that Mr. Taylor's base salary per year is $120,000 and, effective April 1, 1998, Mr. Younkers' base salary per year is $120,000.

COMPENSATION TO DIRECTORS

         All of the members of the Board of Directors of the Bank who are not Bank employees receive a quarterly retainer of $2,500 and $600 for attending each of 11 regular board meetings, for a total of up to $16,600 annually. Directors who are executive officers of the Bank receive the quarterly retainer only. No additional fees are currently paid for services as directors of the Company.

         Each member of the Board of Directors has also received a grant of an option to purchase 30,000 shares of the Company's common stock at an exercise price of $5.4917 per share, except for a more recent grant to Mr. Martin-Vegue of an option to purchase up to 30,000 shares of the Company's common stock at an exercise price of $6.2333 per share, a grant to Mr. Schindler of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $9.00 per share, and a grant to Ms. Holland of an option to purchase up to 5,000 shares of the Company's common stock at an exercise price of $14.00 per share. Board meetings of the Company, when called, are held in conjunction with Board meetings of the Bank. No additional compensation is paid to the directors of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following tables set forth certain information regarding the shares of the common stock of the Company owned as of the record date (i) by each person who beneficially owns more than 5% of the shares of the common stock of the Company, (ii) by each of the Company's directors, and (iii) by all directors and executive officers as a group.



                                           BENEFICIAL OWNERSHIP (1)
NAME                              NUMBER OF SHARES     PERCENTAGE OWNERSHIP (2)
--------------                    ----------------     ------------------------
5% Shareholders
---------------
W. Kenneth Meeks (4)                   910,595                    19.8%

Joseph H. Roth, Jr. (3)(5)             350,058                     7.6%

Directors
---------

BG Carter (3)(6)                       131,678                     2.9%

Dr. Armando J. Henriquez (7)            40,506                       *

Gretchen K. Holland (8)                  9,459                       *

James R. Lawson (3)(9)                 218,304                     4.7%

Edward V. Lett (3)(10)                 164,323                     3.6%

Scott A. Marr (11)                      33,542                       *

Derek D. Martin-Vegue (12)              37,000                       *

Joseph H. Roth, Jr. (3)(5)             350,058                     7.6%

Marvin F. Schindler (13)                11,000                       *

Richard J. Williams (14)                30,090                       *


All directors and executive            688,550                    15.0%
officers as a group (13
persons)

*        Percent share ownership is less than 1% of total shares outstanding.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Information relating to beneficial ownership of the shares is based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" with respect to such security. A person may be deemed to be the "beneficial owner" of a security if that person also has the right to acquire beneficial ownership of such security within 60 days. Under the "beneficial ownership" rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2) Based on 4,376,695 shares outstanding as of March 31, 1999 plus 227,885 shares not outstanding but which are subject to granted but unexercised options providing the holders thereof the right to acquire shares within 60 days through the exercise of said options.

(3) Includes 124,248 shares of common stock of the Company over which Messrs. Lawson, Carter, Lett and Roth exercise voting rights as co-trustees under the Bank's Employee Stock Ownership Plan with 401(k) provisions.

(4)      Includes 74,934 shares held of record by Mr. Meeks' spouse.

(5)      Includes 918 shares held of record by Mr. Roth's spouse.

(6) Includes 7,430 shares held by Independent Mortgage and Finance Co., of which Mr. Carter is the Managing Director.

(7) Includes (a) 14,106 shares as to which Mr. Henriquez shares beneficial ownership with his spouse, and (b) 18,900 shares representing unexercised options.

(8)      Includes 5,000 shares representing unexercised options.

(9)      Includes (a) 51,114 shares held of record by Mr. Lawson's spouse, and
         (b) 18,000 shares representing unexercised options.

(10) Includes (a) 75 shares held jointly with Sally D. Howard, and (b) 30,000 shares representing unexercised options.

(11) Includes (a) 1,800 shares held of record by Mr. Marr's spouse, and (b) 24,600 shares representing unexercised options.

(12)     Includes 30,000 shares representing unexercised options.

(13)     Includes 5,000 shares representing unexercised options.

(14)     Includes 12,810 shares representing unexercised options.


                           FILINGS UNDER SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of forms furnished to the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 1998, all Section 16(a) filings applicable to its officers. directors and persons who own more than 10% of the common stock of the Company were complied with in a timely fashion.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of the executive officers and directors of the Company and the Bank and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of March 1, 1999, indebtedness to the Bank of executive officers and directors of the Company and the Bank and principal shareholders of the Company, including affiliates of such persons, amounted to $12,440,774 in the aggregate.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  (PROPOSAL 2)

         The Board of Directors has appointed BDO Seidman, LLP as its independent certified public accountants for the fiscal year ending December 31, 1999, subject to ratification by the Company's shareholders. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy material for the 2000 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 1999.


                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.



                                  ANNUAL REPORT

         COPIES OF THE 1998 ANNUAL REPORT AND FORM 10-K OF TIB FINANCIAL CORP. ARE BEING MAILED TO ALL SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. CONSTANCE MILLER, SECRETARY, TIB FINANCIAL CORP., P.O. BOX 2808, KEY LARGO, FLORIDA 33037-7808.

                                   PROXY CARD

REVOCABLE PROXY

                               TIB FINANCIAL CORP.


         PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 1999.

         The undersigned hereby appoints Armando J. Henriquez and Marvin F. Schindler or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of TIB Financial Corp. (the "Holding Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Cheeca Lodge, MM 82, Islamorada, Florida, on Tuesday, May 25, 1999, at 3:00 p.m., and at any adjournment thereof.

         SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE FOUR DIRECTORS LISTED BELOW AND FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.    ELECTION OF DIRECTORS

      FOR       AGAINST      ABSTAIN

      [ ]       [ ]          [ ]               Edward V. Lett

      [ ]       [ ]          [ ]               Scott A. Marr

      [ ]       [ ]          [ ]               Derek D. Martin-Vegue

      [ ]       [ ]          [ ]               Joseph H. Roth, Jr.

2     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

      FOR       AGAINST      ABSTAIN

      [ ]       [ ]          [ ]

                                    PLEASE MARK, SIGN BELOW, DATE AND RETURN
                                    THIS PROXY PROMPTLY IN THE ENVELOPE
                                    FURNISHED.

                                    Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    SHARES
                                           ----------------------------

                                    DATED:                        , 1999
                                           -----------------------

                                    -----------------------------------
                                    Signature

                                    -----------------------------------
                                    Signature if held jointly

                                    -----------------------------------
                                    Please print or type your name



[ ] Please mark here if you intend to attend the 1999 Annual Meeting of Shareholders.